Exhibit 3.2

THIRD AMENDED AND RESTATED BYLAWS

OF

CORNELL COMPANIES, INC.

ADOPTED FEBRUARY 18, 2010

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TABLE OF CONTENTS

(continued)

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THIRD AMENDED AND RESTATED BYLAWS OF CORNELL COMPANIES, INC.

ARTICLE 1

OFFICES

1.1           REGISTERED OFFICE.  The registered office of Cornell Companies, Inc., a Delaware corporation (the “Corporation”), is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware, 19801, or such other office and agent as the Board of the Corporation (the “Board”) may designate in the manner provided by law.

1.2           PRINCIPAL OFFICE.  The principal executive office of the Corporation shall be in the City of Houston, County of Harris, State of Texas (the “Principal Executive Office”) or such other place as the Board may designate.

1.3           OTHER OFFICES.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board may determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

2.1           PLACE OF MEETINGS.  Annual or special meetings of the stockholders of the Corporation (“Stockholders”) shall be held at such time and place, either within or without the State of Delaware, as may be designated by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof. If not so designated or stated, such meeting shall be held at the Principal Executive Office.

2.2           ANNUAL MEETINGS.  The annual meeting of Stockholders shall be held on the date and time designated by the Board and stated in the notice of such meeting. At the annual meeting, Stockholders shall elect a Board nominated in accordance with Section 2.4 and transact such other business as may properly be brought before the meeting in accordance with Section 2.4. Failure to hold the annual meeting shall not work a forfeiture or dissolution of the Corporation or affect otherwise valid corporate acts.

2.3           SPECIAL MEETINGS.  Special meetings of Stockholders for any purpose or purposes may be called at any time by the Chairman of the Board or by any two or more directors of the Corporation. Special meetings of Stockholders may not be called by any other person or persons. The business that may be transacted at a special meeting of Stockholders is limited to the business set forth in the notice of such special meeting (or any supplement thereto) and, if the notice so provides, such other matters as the person or persons calling the special meeting may bring before the special meeting.

2.4           NOMINATIONS AND NOTICE OF BUSINESS.  To ensure that Stockholders have a reasonable opportunity to consider nominations and other business brought before meetings of Stockholders and to allow full distribution of information to Stockholders, nominations and proposals to conduct other business may only be made (a) at an annual or special meeting of Stockholders by or at the direction of the Board, or (b) at an annual meeting of Stockholders (i) by a Stockholder entitled to vote in the election of directors or on the proposal, as the case may be, at such annual meeting who complies with the notice procedures set forth in

Section 2.5, or (ii) by complying with the rules promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and including such nominations or proposals to conduct other business in the Corporation’s notice of meeting. Sections 2.4 and 2.5 shall be the exclusive means for a stockholder to make nominations or submit other business before an annual meeting of Stockholders. Any references in these Amended and Restated Bylaws (these “Bylaws”) to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.4(b)(i).

2.5           NOMINATIONS OF DIRECTORS AND NOTICE OF BUSINESS BY STOCKHOLDERS AT ANNUAL MEETINGS.

(a)      NOMINATION OF DIRECTORS BY STOCKHOLDERS. Stockholders may only nominate persons for election to the Board by providing written notice thereof to the Secretary of the Corporation that is both timely and in proper form.

(i)          To be timely, a stockholder’s notice pursuant to this Section 2.5(a) must satisfy the requirements of Section 2.5(d).

(ii)         To be in proper form, a stockholder’s notice pursuant to this Section 2.5(a) must contain the notice information required by Section 2.5(c), and set forth, as to each person whom the stockholder proposes to nominate for election or reelection to the Board, all of the following information:

(A)          The notice shall include all information relating to such proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).

(B)           The notice shall include a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three years, and any other material relationships, between or among the stockholder making the nomination and any beneficial owner (within the meaning of Section 13(d) of the Exchange Act) on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand. The description shall include, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination, and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant.

(iii)        The Corporation may require any proposed nominee to furnish such other information as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iv)       Nothing in this Section 2.5(a) shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation of the Corporation (as amended or restated, the “Certificate of Incorporation”).

(b)      NOTICE OF BUSINESS BY STOCKHOLDERS.  Other than nominations, which are governed by Section 2.5(a), Stockholders may only propose business at an annual meeting of Stockholders by providing written notice to the Secretary of the Corporation that is both timely and in proper form.

(i)          To be timely, a stockholder’s notice pursuant to this Section 2.5(b) must satisfy the requirements of Section 2.5(d).

(ii)         To be in proper form, a stockholder’s notice pursuant to this Section 2.5(b) must contain the notice information required by Section 2.5(c), and set forth, as to each item of business the stockholder proposes to bring before the annual meeting, all of the following information, to the extent applicable:

(A)          The notice shall include a description of each proposed item of business.

(B)           The notice shall include the text of each proposed item of business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment).

(C)           The notice shall include the reasons for conducting such business at the meeting.

(D)          The notice shall identify any material interest of the proponent stockholder, or any beneficial owner on whose behalf the business is being proposed, in each proposed item of business, including any benefit that such person would derive therefrom.

(E)           The notice shall include a description of all agreements, arrangements, and understandings between the proponent stockholder, and any beneficial owner on whose behalf the business is being proposed, and any other person or persons (including their names) in connection with the proposal of such business by the proponent stockholder.

(c)      NOTICE INFORMATION.  To be in proper form, a stockholder’s notice pursuant to this Section 2.5 must set forth, as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and all of the following information, to the extent applicable:

(i)          The notice shall identify the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by the proponent stockholder, and any beneficial owner on whose behalf the proposal is made.

(ii)         The notice shall identify any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned by the proponent stockholder, or any beneficial owner on whose behalf the proposal is made, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation.

(iii)        The notice shall identify any proxy, contract, arrangement, understanding, or relationship pursuant to which the proponent stockholder, and/or any beneficial owner on whose behalf the proposal is made, has a right to vote any shares of any security of the Corporation.

(iv)       The notice shall identify any short interest in any security of the Corporation directly or indirectly owned by the proponent stockholder, or any beneficial owner on whose behalf the proposal is made (for purposes of this Section 2.5(b) a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security).

(v)        The notice shall identify any rights to dividends on the shares of the Corporation owned beneficially by the proponent stockholder that are separated or separable from the underlying shares of the Corporation.

(vi)       The notice shall identify any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the proponent stockholder, and/or any beneficial owner on whose behalf the proposal is made, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner.

(vii)      The notice shall identify any performance-related fees (other than an asset-based fee) to which the proponent stockholder, or any beneficial owner on whose behalf the proposal is made, is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s, or such beneficial owner’s, immediate family (which information shall be supplemented by such stockholder, and such beneficial owner, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

(viii)     The notice shall provide any other information relating to the proponent stockholder, and any beneficial owner on whose behalf the proposal is made, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(d)      TIMELINESS OF NOTICE.  To be timely, a stockholder’s notice must be delivered to, or mailed to and received by, the Secretary of the Corporation at the Principal Executive Office not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the date of the previous year’s annual meeting of Stockholders. However, if no annual meeting of Stockholders was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to, or delayed by more than sixty (60) days after, such anniversary date, notice by the stockholder to be timely must be delivered to, or mailed to and received by, the Secretary of the Corporation at the Principal Executive Office not more than one hundred and twenty (120) days prior to such anniversary date and not less than the close of business ten (10) days following the day on which the date of such meeting has been first “publicly disclosed”. For purposes of these Bylaws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(e)      DETERMINATION REGARDING COMPLIANCE.  If warranted, the chairman of the annual meeting shall determine and declare to the meeting that a nomination or proposal to conduct other business was not properly brought before the meeting and any such nomination or proposal to conduct other business shall be disregarded.

2.6           REGISTERED HOLDERS AS OWNERS. The Corporation may regard the person in whose name any shares issued by the Corporation are registered in the stock transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Section 2.7) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, entering into agreements with respect to those shares, or giving proxies with respect to those shares; and neither the Corporation nor any of its officers, directors, employees or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

2.7           RECORD DATE.

(a)      In order that the Corporation may determine Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting. However, the Board may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote at the adjourned meeting.

(b)      In order that the Corporation may determine Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.

(c)      If no record date is fixed by the Board in respect of Section 2.7(a), the record date for determining Stockholders entitled to notice of and to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived in accordance with Section 7.3 of these Bylaws, at the close of business on the day next preceding the day on which the meeting is held. If no record date is fixed by the Board in respect of Section 2.7(b), the record date for determining Stockholders for any purpose specified in Section 2.7(b) shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.8           QUORUM.  At all meetings of Stockholders the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. A Stockholder shall be treated as being present at a meeting if such Stockholder is (a) present in person at the meeting or (b) represented at the meeting by a valid proxy, whether the proxy card granting such proxy is marked as casting a vote or abstaining or is left blank. A quorum at a meeting of Stockholders, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

2.9           ADJOURNMENTS.  If a quorum shall not be present or represented at any meeting of Stockholders, either the person presiding over such meeting or Stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.10         VOTING BY STOCKHOLDERS.

(a)      VOTING ON MATTERS OTHER THAN THE ELECTION OF DIRECTORS. With respect to any matters as to which no other voting requirement is specified by the Delaware General Corporation Law (“DGCL”), the Certificate of Incorporation or these Bylaws, the affirmative vote required for Stockholder action shall be that of a majority of the shares present in person or represented by proxy at the meeting (as counted for purposes of determining the existence of a quorum at the meeting) and entitled to vote on such action. In the case of a matter submitted for a vote of Stockholders as to which a stockholder approval requirement is applicable under the stockholder approval policy of any stock exchange or quotation system on which the capital stock of the Corporation is traded or quoted, the requirements under the Exchange Act, or any provision of the Internal Revenue Code, in each case for which no higher voting requirement is specified by the DGCL, the Certificate of Incorporation or these Bylaws, the vote required for approval shall be the requisite vote specified in such stockholder approval policy, the Exchange Act or Internal Revenue Code provision, as the case may be (or the highest such requirement if more than one is applicable). For the approval of the appointment of independent public accountants (if submitted for a vote of Stockholders), the vote required for approval shall be a majority of the votes cast on the matter.

(b)      VOTING IN THE ELECTION OF DIRECTORS. Directors shall be elected by a plurality of the votes cast by the holders of outstanding shares of capital stock of the Corporation entitled to vote in the election of directors at a meeting of Stockholders at which a quorum is present.

(c)      OTHER. The Board, in its discretion, or the officer of the Corporation presiding at a meeting of Stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.11         PROXIES.  Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him or her by proxy. Proxies for use at any meeting of Stockholders shall be filed with the secretary of the meeting, or such other officer as the Board may determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions relating to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

2.12         NO STOCKHOLDER ACTION WITHOUT MEETING.  No action required to be taken or that may be taken at any annual or special meeting of Stockholders may be taken without a meeting, and the power of Stockholders to consent in writing to the taking of any action by written consent without a meeting is specifically denied, except for action by unanimous written consent, which is expressly allowed.

ARTICLE 3

DIRECTORS

3.1           DUTIES AND POWERS.  The business, affairs and property of the Corporation shall be managed by or under the directorship of the Board, which may exercise all powers of the Corporation and do all lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws authorized or required to be exercised or done by Stockholders.

3.2           NUMBER AND ELECTION OF DIRECTORS.  Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors of the Corporation that shall constitute the Board shall not be less than three (3) nor more than thirteen (13) and shall be fixed by resolutions of the Board. Directors shall be elected for one (1) year, and each director elected shall hold office during the term for which he or she is elected and until his or her successor is elected and qualified, subject, however, to his or her prior death, resignation, retirement or removal for cause from office.

3.3           VACANCIES.  Any vacancies occurring in the Board and newly created directorships shall be filled in the manner provided in the Certificate of Incorporation.

3.4           RESIGNATIONS AND QUALIFICATIONS.  Any director of the Corporation may resign at any time upon written notice to the Corporation. Notice of resignation need not be formally accepted by the Board to be effective. A director of the Corporation need not be a Stockholder or a resident of the State of Delaware.

3.5           CHAIRMAN.  The Board may elect from among its members a Chairman who shall preside over all meetings of the Board and Stockholders. In his or her absence or inability to act, the Chief Executive Officer shall preside over the meetings of the Board and Stockholders, or in the absence or inability to act of both the Chairman of the Board and the Chief Executive Officer, the Lead Director (as defined in Section 3.6) shall preside over the meetings of the Board and Stockholders. The Chairman of the Board shall also perform such other duties and may exercise such other powers as may be assigned to him or her by the Board.

3.6           LEAD DIRECTOR.  If the Board determines that the Chairman of the Board is not an independent director, then the independent directors shall elect, from among their number, a “Lead Director”. The powers, term and responsibilities of the Lead Director shall be established by the Board and shall be set forth in the Corporate Governance Guidelines of the Corporation. The powers, term and responsibilities of the Lead Director may be modified at the discretion of the Board.

3.7           MEETINGS.  The Board may hold meetings, both regular and special, either within or without the State of Delaware.  Special meetings of the Board may be called by the Chairman of the Board, the Lead Director, the Chief Executive Officer or any two or more directors of the Corporation.

3.8           QUORUM.  At all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present at such meeting may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.

3.9           ACTIONS WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all the members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. For purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process, and includes, without limitation, facsimile, electronic mail, and posting to electronic networks.

3.10         TELEPHONIC MEETINGS.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee, as the case may be, by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear and be heard by each other. Participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.

3.11         COMMITTEES.  The Board may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors of the Corporation as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members of such committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board when required.

3.12         FEES AND REIMBURSEMENT OF EXPENSES.  The directors of the Corporation shall be paid their expenses of attending each meeting of the Board. Non-employee directors may be paid a fixed sum for attending each meeting of the Board or a stated salary or other consideration, as the Board may determine. Directors serving on special or standing committees shall be paid their expenses of attending each meeting of a committee on which such director serves. Non-employee directors may be paid a fixed sum for attending each meeting of a committee on which such director serves or a stated salary or other consideration, as the Board may determine.

3.13         PROTECTION FOR RELIANCE.  Any member of the Board, or any member of any committee designated by the Board, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE 4

OFFICERS

4.1           GENERAL.  The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer, President and Secretary. The Board, in its discretion, may also choose a Chief Financial Officer, a Treasurer, and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person.  The officers of the Corporation need not be Stockholders.

4.2           ELECTION; REMOVAL.  The Board shall elect or appoint the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. All officers of the Corporation shall hold office until their successors are elected and qualified, or until the earlier of their death, resignation or removal. Any officer may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board; provided, however, that if the officer subject to removal is also a director of the Corporation, such officer shall not be counted for purposes of determining whether (a) a quorum of the Board is present at the meeting to determine such removal or (b) the affirmative vote of a majority of the Board has been obtained. Any such removal shall be without prejudice to any rights the removed officer may have pursuant to any employment contract he or she may have with the Corporation. Any vacancy in an office may be filled by the Board.

4.3           CHIEF EXECUTIVE OFFICER.  The Chief Executive Officer, who need not be chosen from among the directors, shall have active, executive management of the operations of the Corporation, subject, however, to the control of the Board. The Chief Executive Officer shall have the authority to manage and direct the duties and responsibilities of any other officer or employee of the Corporation. The Chief Executive Officer shall also preside at all meetings of Stockholders and the Board, unless the Board has appointed a Chairman of the Board, who would preside at all such meetings of Stockholders and the Board, and shall see that all orders and resolutions of the Board are carried into effect. He or she shall, in general, perform all duties incident to the office of the Chief Executive Officer, except as modified by the Board, and such other duties as may be assigned to him or her by the Board.

4.4           PRESIDENT.  The President shall have such powers and perform such duties as the Board or the Chief Executive Officer may prescribe.  If there is no Chief Executive Officer, the President shall also exercise the duties and responsibilities of that office.

4.5           CHIEF FINANCIAL OFFICER.  The Chief Financial Officer shall be the principal financial officer of the Corporation. He or she shall have charge and custody of and be responsible for all funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. He or she shall also receive and give receipts for moneys due and payable to the Corporation from any source and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements. He or she shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation. He or she shall, in general, perform all the duties incident to the office of the Chief Financial Officer, except as modified by the Board or the Chief Executive Officer, and such other duties as may be assigned to him or her by the Board or the Chief Executive Officer.

4.6           VICE PRESIDENTS.  Each Vice President shall perform, under the direction and subject to the control of the Board and the Chief Executive Officer, such duties as the Board or the Chief Executive Officer may assign to such Vice President.  The Board or the Chief Executive Officer may further designate Vice Presidents as Senior Vice Presidents or Assistant Vice Presidents.

4.7           SECRETARY AND ASSISTANT SECRETARIES.  The Secretary or an Assistant Secretary shall attend all meetings of the Board and all meetings of Stockholders and record all the proceedings at such meetings in a book or books to be kept for that purpose, and the Secretary or an Assistant Secretary shall also perform similar duties for the standing and special committees when required. The Secretary or an Assistant Secretary shall give, or cause to be given, notice of all meetings of Stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the Chief Executive Officer. If the Secretary or an Assistant Secretary shall be unable or shall refuse to cause to be given notice of any meeting of Stockholders or any special meeting of the Board, then either the Board, the

Chairman of the Board or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary or an Assistant Secretary shall see that all corporate books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.8           TREASURER AND ASSISTANT TREASURERS.  The Treasurer or an Assistant Treasurer shall perform, under the direction and subject to the control of the Board, the Chief Executive Officer or the Chief Financial Officer, such duties as the Board, the Chief Executive Officer or the Chief Financial Officer may assign to such Treasurer or an Assistant Treasurer.

4.9           VOTING SECURITIES OWNED BY THE CORPORATION.  Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President. Any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, confer like powers upon any other person or persons.

ARTICLE 5

STOCK

5.1           CERTIFICATES REPRESENTING SHARES.  The shares of the Corporation shall be represented by certificates or may be uncertificated.  Any shares of the Corporation represented by certificates shall be signed by the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof.

5.2           SIGNATURES.  The signatures of the Chief Executive Officer, President or Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary upon any certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, unless the Corporation itself or an employee of the Corporation is the transfer agent or the registrar.  In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer was such at the date of its issue.

5.3           LOST CERTIFICATES.  The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed.  When authorizing the issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate may be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the Corporation.  Notwithstanding anything to the contrary in these Bylaws, the Corporation shall not be required to issue a new certificate, or any certificate at all, if the Corporation has determined that such shares shall be uncertificated.

5.4           TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued, or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. However, such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement.  With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

5.5           BENEFICIAL OWNERSHIP.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

5.6           DIVIDENDS.  Dividends upon the capital stock of the Corporation may be declared by the Board at any regular or special meeting thereof, and may be paid in cash, in property or in shares of capital stock of the Corporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.

ARTICLE 6

INDEMNIFICATION

6.1           RIGHT TO INDEMNIFICATION.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding (as this and certain other terms are defined in Section 6.11) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment), against all Expenses, liability and loss (including without limitation, judgments, fines, any excise taxes or penalties assessed on a person with respect to any employee benefit plan and amounts paid or to be paid in settlement)

actually and reasonably incurred by the person in connection with such Proceeding. Notwithstanding the foregoing provision in this Section 6.1, the Corporation shall only indemnify a person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person if such Proceeding (or part thereof) was authorized by the Board.

6.2           INDEMNIFICATION OF EMPLOYEES, AGENTS AND WITNESSES.  The Corporation may, but shall not be required to, provide indemnification and advancement of Expenses to any person who was or is (a) a party or is threatened to be made a party to any Proceeding by reason of the fact that the person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, or (b) a witness in a Proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, with the same scope and effect as the indemnification and advancement of Expenses of directors and officers provided for in this ARTICLE 6.

6.3           EXPENSES PAYABLE IN ADVANCE.  Expenses incurred by a director or officer of the Corporation in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person failed to meet the applicable standard of conduct set forth in the DGCL and is not entitled to be indemnified by the Corporation.

6.4           RIGHT OF CLAIMANT TO BRING SUIT.  If a claim under this ARTICLE 6 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the Expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for advancement of Expenses pursuant to Section 6.3 where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a determination by the Corporation (including the Board, independent legal counsel, or the Stockholders) that the claimant failed to meet the applicable standard of conduct set forth in the DGCL, nor the failure of the Corporation (including the Board, independent legal counsel, or the Stockholders) to make such a determination, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

6.5           NONEXCLUSIVITY.  The indemnification and advancement of Expenses provided by, or granted pursuant to, this ARTICLE 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under the Certificate of Incorporation, these Bylaws, any written agreement, vote of the Stockholders, vote of disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

6.6           CONTRACT RIGHT.  The indemnification and advancement of Expenses provided by, or granted pursuant to, this ARTICLE 6 shall be a contract right and shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the Proceeding for which indemnification or advancement of Expenses is sought.

6.7           INSURANCE.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this ARTICLE 6.

6.8           SURVIVAL.  The indemnification and advancement of Expenses provided by, or granted pursuant to, this ARTICLE 6 shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

6.9           SAVINGS CLAUSE.  If this ARTICLE 6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to Expenses, liability and loss (including without limitation, judgments, fines, any excise taxes or penalties assessed on a person with respect to any employee benefit plan and amounts paid or to be paid in settlement) actually and reasonably incurred by the person in connection with such Proceeding to the full extent permitted by any applicable portion of this ARTICLE 6 that shall not have been invalidated and to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment).

6.10         NOTICE.  Any notice, request or other communication required or permitted to be given to the Corporation under this ARTICLE 6 shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

6.11         CERTAIN DEFINITIONS.  For purposes of this ARTICLE 6:

(a)      “Corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE 6 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(b)      “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(c)      “other enterprise” shall include, but not be limited to, employee benefit plans.

(d)      “Proceeding” includes any action, suit, alternate dispute resolution mechanism, hearing or any other proceeding relating to a person’s service with the Corporation, or service with another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation, whether civil, criminal, administrative, arbitrative, investigative or mediative, any appeal in any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding and any inquiry or investigation that could lead to any such action, suit, alternate dispute resolution mechanism, hearing or other proceeding.

ARTICLE 7

NOTICES TO STOCKHOLDERS AND DIRECTORS

7.1           NOTICES TO STOCKHOLDERS.

(a)      Written notice of each meeting of Stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each Stockholder of record entitled to vote at such meeting as of the record date for determining Stockholders entitled to notice of the meeting. Each notice shall state the place, date and time of the meeting, the purpose or purposes for which the meeting is called, and the record date for determining Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting.

(b)      Whenever written notice is required by law, the Certificate of Incorporation, or these Bylaws to be given to any Stockholder it may be given by (i) mail, addressed to such Stockholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and shall be deemed given when deposited in the United States mail, (ii) by personal delivery which shall be deemed given when delivered, (iii) by facsimile telecommunication, which shall be deemed given when directed to a number at which the Stockholder has consented to receive notice, or (iv) by electronic mail, which shall be deemed given when directed to an electronic mail address at which the Stockholder has consented to receive notice.

(c)      When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting. In such case a notice of the adjourned meeting shall be given to each Stockholder entitled to notice as determined in accordance with Section 2.7(a). At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

7.2           NOTICES TO DIRECTORS.

(a)      Unless otherwise required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. Regular meetings of the Board may be held without notice at such time and at such place as may be determined by the Board.

(b)      Written notice of special meetings of the Board stating the place, date and time of such special meeting shall be given to each director at least twenty-four (24) hours before the time of such meeting. Notice shall be by electronic mail and shall be deemed given when directed to an electronic mail address at which the director has consented to receive notice.

7.3           WAIVER OF NOTICE.  Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or by electronic transmission, evidence of which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be. In such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a person at a meeting either in person or by proxy shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

ARTICLE 8

MISCELLANEOUS

8.1           FISCAL YEAR.  The fiscal year of the Corporation shall end on December 31 of each year.

8.2           TIME PERIODS.  In applying any provision of these Bylaws that require that an act be done or not done a specified number of days prior to an event, or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

8.3           AMENDMENTS.  These Bylaws may be altered, amended or repealed or new bylaws may be adopted only in the manner provided in the Certificate of Incorporation.

Adopted February 18, 2010